Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of HOOKIPA Pharma Inc. of our report dated March 24, 2022 relating to the financial statements, which appears in HOOKIPA Pharma Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Vienna, Austria

July 12, 2022

PwC Wirtschaftsprüfung GmbH

/s/ Stefano Mulas

German Certified Public Accountant